                                                                   EXHIBIT 16.1

                          [ARTHUR ANDERSEN LETTERHEAD]


January 22, 1997                                     --------------------------
                                                     Arthur Andersen LLP

Chief Accountant                                     --------------------------
Securities and Exchange Commission                   633 West Fifth Street
450 Fifth Street N.W.                                Los Angeles, CA 90071-2008
Washington, D.C. 20549                               213 614 6500



Dear Sir:

We have read item 4 included in the attached Form 8-K dated January 22, 1997 of Urethane Technologies, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP


By /s/ RICHARD CORGEL
  ---------------------------
       Richard Corgel

CDK